Exhibit 99.1


               National Beverage's FIZZ Goes to NASDAQ


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 31, 2007--National Beverage Corp. (AMEX:FIZ) announced today that it will switch the listing of its common stock from the American Stock Exchange to the NASDAQ Stock Market. Effective on or about June 12, 2007, the Company will trade under the symbol NASDAQ:FIZZ.

    "Our industry, as well as our Company, has been 'spot-lighted' for an 'Opportunistic Transition'. The soft drink industry is in Motion and change is the 'brand' of choice," stated Nick A. Caporella, Chairman and Chief Executive Officer. "The new listing on NASDAQ, along with our recently announced stock dividend and the current 'strategic review' undertaken by the Board at this time, are all a part of this 'Opportunistic Transition'," continued Caporella.

    "All public companies must focus on shareholder value...National Beverage focuses on...actually seeing them receive it!" concluded
Caporella.

    National Beverage is a UNIQUE BEVERAGE COMPANY that innovates and produces energy drinks, powders, soft drinks, bottled waters, juices and juice products, and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R), LaCroix(R), Rip It(R), Rip It Chic(TM) and FREEK(TM).

    Fun, Flavor and Vitality...the National Beverage Way

    Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, Office of the Chairman, 954-581-0922